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                                                                      EXHIBIT 21

                            SIGNIFICANT SUBSIDIARIES

     The following corporations are the Registrant's significant subsidiaries:

NAME OF CORPORATION                                           STATE OF INCORPORATION
-------------------                                           ----------------------
American Heritage Life Insurance Company                             Florida
Columbia Universal Corporation                                        Texas